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                                  EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


October 16, 2001

Dear Sir/Madam:

We have read Item 4(a) included in the Form 8-K dated October 16, 2001 of UniComp, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Miller, Ray & Houser, P.C.

Copy to:
Mr. S. A. Hafer, CEO, UniComp, Inc.


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